UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 29, 2008
CADENCE DESIGN SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	77-0148231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2655 Seely Avenue, Building 5
San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)
(408) 943-1234
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 3.1

Item 1.01. Entry into a Material Definitive Agreement.
     On July 29, 2008, the Board of Directors (the “Board”) of Cadence Design Systems, Inc. (“Cadence”) approved amendments to Cadence’s form of director and officer indemnification agreement. The amendments clarify the procedures required under the agreement for determining entitlement to indemnification and obtaining indemnification and expense advancement. All of Cadence’s directors and executive officers have executed or will execute the new form of indemnification agreement, which supersedes their previously existing indemnification agreement.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As a result of recent regulatory developments, particularly the documentary compliance deadline under Section 409A of the Internal Revenue Code of 1986, as amended, Cadence entered into new employment agreements on July 29, 2008 with each of the following named executive officers: Kevin Bushby, Michael J. Fister, James S. Miller, Jr., Kevin S. Palatnik and William Porter, the terms of which are substantially similar to their existing employment agreements and are set forth below.
     Michael J. Fister Employment Agreement
     The employment agreement with Mr. Fister (the “Fister Employment Agreement”) provides for Mr. Fister’s employment as President and Chief Executive Officer, at an initial base salary of $1,000,000 per year, which will be reviewed by the Board or the Compensation Committee of the Board (the “Compensation Committee”) from time to time. During Mr. Fister’s employment with Cadence as Chief Executive Officer, Cadence shall recommend his membership on the Board to the Board’s Corporate Governance and Nominating Committee.
     Mr. Fister will continue to participate in Cadence’s Senior Executive Bonus Plan (the “Bonus Plan”) at an annual target bonus of 100% of his base salary, which will be reviewed by the Board or the Compensation Committee from time to time. The Board or the Compensation Committee may choose, in its sole discretion, to approve a bonus payment in excess of 100% of Mr. Fister’s base salary. In addition, Mr. Fister is eligible to receive grants of restricted stock or stock options, as determined by the Compensation Committee. Further, the Fister Employment Agreement provides for Cadence’s indemnification of Mr. Fister pursuant to a standard indemnification agreement.
     Under the Fister Employment Agreement, if Mr. Fister’s employment is terminated by Cadence without “Cause” (as defined in the Fister Employment Agreement) or if Mr. Fister terminates his employment in connection with a “Constructive Termination” (as defined in the Fister Employment Agreement), Mr. Fister will be entitled to the benefits provided for in the Executive Transition and Release Agreement attached to the Fister Employment Agreement (the “Fister Transition Agreement”) in exchange for his execution and delivery of the Fister Transition Agreement. Mr. Fister is not entitled to benefits under the Fister Transition Agreement if his employment is terminated for “Cause,” on account of his “Permanent Disability” (each as defined in the Fister Employment Agreement) or death or if he voluntarily terminates his employment (other than in connection with a “Constructive Termination”). However, if Mr. Fister is terminated due to his death or “Permanent Disability,” and he or his estate executes and delivers a release agreement attached to the Fister Employment Agreement, the unvested options and outstanding stock awards held by Mr. Fister on the date of his termination that would have vested over the succeeding twelve (12) month period will immediately vest and, to the extent applicable, will become exercisable and remain exercisable for a twenty-four (24) month period following his termination date (but no later than the original expiration period of the applicable award).

     The Fister Transition Agreement provides for the employment of Mr. Fister as a non-executive employee for up to one year after his termination with continued coverage under Cadence’s medical, dental and vision insurance plans, at Cadence’s expense, should Mr. Fister elect COBRA coverage. In addition, the unvested options and outstanding restricted stock awards (other than any such restricted stock awards subject to performance-based vesting criteria) held by Mr. Fister on the date of his termination that would have vested over the succeeding twenty-four (24) month period will immediately vest and, to the extent applicable, become exercisable. Restricted stock awards subject to performance-based vesting criteria will remain outstanding and continue to vest through the end of the applicable performance period to the extent earned upon satisfaction of the performance-based vesting criteria, at which time such awards will immediately vest with respect to the portion thereof that would have vested over the twenty-four (24) month period following the date of termination. Provided Mr. Fister does not resign from Cadence and Cadence does not terminate his employment during the term of the Fister Transition Agreement, Mr. Fister shall receive the following benefits: (i) a monthly salary of $4,000 for a period of six (6) months, commencing on the first pay date that is more than six (6) months following the date of his termination under the Fister Employment Agreement, (ii) a lump-sum payment of 300% of his annual base salary at the highest rate in effect during his employment as President and Chief Executive Officer, subject to his execution and delivery of a release of claims on a date that is at least six (6) months after the commencement of the transition period, and (iii) 100% of his annual base salary at the highest rate in effect during his employment as President and Chief Executive Officer, payable in six monthly installments, subject to his execution and delivery of a release of claims. The Transition Agreement also requires Mr. Fister to comply with non-solicitation and non-competition provisions in favor of Cadence and to release Cadence from all claims related to his employment, and generally does not preclude Mr. Fister from accepting and holding full-time employment elsewhere.
     If, within three (3) months before or thirteen (13) months after a “Change in Control” (as defined in the Fister Employment Agreement), Mr. Fister’s employment is terminated without “Cause” or Mr. Fister terminates his employment in connection with a “Constructive Termination,” then, in exchange for Mr. Fister’s execution and delivery of the Fister Transition Agreement and in lieu of the benefits otherwise described in clauses (ii) and (iii) of the paragraph above, (a) Mr. Fister shall receive a lump sum payment of 375% of his highest annual base salary and (b) Mr. Fister shall receive a payment of 125% of his highest annual base salary payable in six (6) monthly installments. Additionally, all of Mr. Fister’s outstanding stock options and restricted stock awards will immediately vest in full.
     Other Named Executive Officer Employment Agreements
     The employment agreements (the “Employment Agreements”) with the named executive officers other than Mr. Fister (each, an “Executive”) contain similar terms and conditions to each other, with the exception of title, base salary and target bonus and, to a lesser extent, termination and specific additional benefits. To the extent the following terms and conditions apply to each of the Employment Agreements, the applicable executive officer is described as an “Executive,” and to the extent any terms and conditions vary among the Employment Agreement, the applicable executive officer is described by name.
•	The Employment Agreement with Mr. Bushby provides for Mr. Bushby’s employment as Executive Vice President, Worldwide Field Operations, at an initial base salary of $500,000 per year, and participation in the Bonus Plan at an annual target bonus of 130% of Mr. Bushby’s base salary.

•	The Employment Agreement with Mr. Miller provides for Mr. Miller’s employment as Executive Vice President, Products and Technologies Organization, at an initial base salary of $400,000 per year, and participation in the Bonus Plan at an annual target bonus of 100% of Mr. Miller’s base salary.

•	The Employment Agreement with Mr. Palatnik provides for Mr. Palatnik’s employment as Senior Vice President and Chief Financial Officer, at an initial base salary of $400,000 per year, and participation in the Bonus Plan at an annual target bonus of 75% of Mr. Palatnik’s base salary.

•	The Employment Agreement with Mr. Porter provides for Mr. Porter’s employment as Executive Vice President and Chief Administrative Officer, at an initial base salary of $450,000 per year, and participation in the Bonus Plan at an annual target bonus of 100% of Mr. Porter’s base salary.
     Under the Employment Agreements, each Executive’s base salary and annual target bonuses will be reviewed by the Board or the Compensation Committee. In addition, each Executive is eligible to receive grants of restricted stock or stock options, as determined by the Compensation Committee. Further, the Employment Agreements provide for Cadence’s indemnification of the Executives pursuant to a standard indemnification agreement. Additionally, Mr. Bushby is entitled to certain cost of living adjustment payments of $9,200 per month, net of taxes.
     Under the Employment Agreements, if an Executive’s employment is terminated by Cadence without “Cause” (as defined in the Employment Agreements) or if an Executive terminates his employment in connection with a “Constructive Termination” (as defined in the Employment Agreements), such Executive will be entitled to the benefits provided for in the Executive Transition and Release Agreement attached to the Employment Agreements (the “Transition Agreements”) in exchange for his execution and delivery of the Transition Agreement. An Executive is not entitled to benefits under the Transition Agreement if his employment is terminated for “Cause,” on account of his “Permanent Disability” (each as defined in the Employment Agreements) or death or if he voluntarily terminates his employment (other than in connection with a “Constructive Termination”). However, if an Executive is terminated due to his death or “Permanent Disability,” and he or his estate executes and delivers the release agreement attached to the Employment Agreement, the unvested options and outstanding stock awards held by such Executive on the date of his termination that would have vested over the succeeding twelve (12) month period, will immediately vest and, to the extent applicable, will become exercisable and remain exercisable for a twenty-four (24) month period following his termination date (but no later than the original expiration period of the applicable award).
     Each Transition Agreement provides for the employment of an Executive as a non-executive employee for up to one year after his termination with continued coverage under Cadence’s medical, dental and vision insurance plans, at Cadence’s expense, should the Executive elect COBRA coverage. In addition, the unvested options and outstanding restricted stock awards (other than any such restricted stock awards subject to performance-based vesting criteria) held by the Executive on the date of his termination that would have vested over the succeeding twelve (12) month period, will immediately vest and, to the extent applicable, become exercisable. Restricted stock awards subject to performance-based vesting criteria will remain outstanding and continue to vest through the end of the applicable performance period to the extent earned upon satisfaction of the performance-based vesting criteria, at which time such awards will immediately vest with respect to the portion thereof that would have vested over the twelve (12) month period following the date of termination. Provided the Executive does not resign from Cadence and Cadence does not terminate his employment during the term of the Transition Agreement, each Executive shall receive the following benefits: (i) a monthly salary of $4,000 for a period of six (6) months, commencing on the first pay date that is more than six (6) months following the date of his termination under the Employment Agreement, (ii) a lump-sum payment of 100% of his annual base salary at the highest rate in effect during his employment as an executive officer at Cadence, subject to his execution and delivery of a release of claims on a date that is at least six (6) months after the commencement of the transition period, and (iii) a lump-sum payment of a specified percentage (130% for Mr. Bushby, 100% for Mr. Miller, 75% for Mr. Palatnik and 100% for Mr. Porter) of his annual base salary at the highest rate in effect during his employment as an executive officer at Cadence on his last day of employment under the Transition Agreement, subject to his execution and delivery of a release of claims. The Transition Agreement also requires the Executive to comply with non-solicitation and non-competition provisions in favor of Cadence and to release Cadence from all claims related to his employment, and generally does not preclude the Executive from accepting and holding full-time employment elsewhere. With respect to Mr. Bushby, in addition to the above benefits, in the event his employment is terminated without “Cause” or as a result of “Constructive Termination,” and he relocates from the San Francisco Bay Area to the United Kingdom within twelve (12) months following such termination, he shall be reimbursed for all reasonable, customary and necessary moving, relocation and travel expenses.
     If, within three (3) months before or thirteen (13) months after a “Change in Control” (as defined in the Employment Agreements), an Executive’s employment is terminated without “Cause” or an Executive terminates his employment in connection with a “Constructive Termination,” then, in exchange for such Executive’s execution and delivery of his Transition Agreement and in lieu of the benefits otherwise described in clauses (ii) and (iii) of the paragraph above, (a) Mr. Bushby shall receive lump sum payments in the amounts of 150% and 195%, respectively, of his highest annual base salary, (b) Messrs. Miller and Porter shall each receive lump sum payments in the amount of 150% and 150%, respectively, of his highest annual salary, and (c) Mr. Palatnik shall receive lump sum payments in the amounts of 150% and 112.5%, respectively, of his highest annual base salary. Additionally, all of the Executive’s outstanding stock options and restricted stock awards will immediately vest in full.
     Incentive Stock Award Agreements
     On July 29, 2008, the Compensation Committee amended and restated all outstanding Incentive Stock Award Agreements (the “ISA Agreements”) for performance-based Incentive Stock Awards under Cadence’s 1987 Stock Incentive Plan, as amended (the “Plan”). The ISA Agreements have been amended to modify the performance criteria with respect to performance periods commencing with fiscal year 2008 to reflect a shift in strategic emphasis. The vesting criteria for fiscal year 2008 are based on the attainment of a specified level of non-GAAP operating income (with respect to the entire fiscal year) or a specified level of revenue (with respect to the last six months of the fiscal year) and reflect this shift in emphasis, while preserving to the extent possible, the deductibility of the awards under Section 162(m) of the Code. The vesting criteria for fiscal year 2009 under the ISA Agreements, if applicable, have also been amended to change from an operating income goal to a goal based on the attainment of a specified level of revenue in fiscal year 2009. If the performance goal for fiscal year 2009 is not attained, all shares of incentive stock that would otherwise vest for the 2009 performance period and any subsequent periods shall be forfeited. If the performance goals for fiscal year 2009 are achieved, the portions of the awards subject to the ISA Agreements that were scheduled to vest with respect to performance in fiscal year 2009 or any later fiscal year will vest, subject to the satisfaction of the time-based vesting criteria set forth in the ISA Agreements. The performance criteria for periods prior to fiscal year 2008 have not been modified, and in all cases, vesting is subject to the grantee’s continuous employment with Cadence through the applicable vesting date.

     On July 29, 2008, the Compensation Committee also adopted and approved the form of ISA Agreement for all subsequent grants of performance-based incentive stock under the Plan (the “New ISA Agreement”). The New ISA Agreement provides for all awards to vest in equal annual installments over four years, commencing on the first anniversary of the grant date and subject to the grantee’s continuous employment with Cadence on each applicable vesting date and the attainment of performance-based vesting criteria over the fiscal year in which the award is granted. If the performance goal is not attained, all shares of incentive stock granted under the award will be forfeited.
     Amendment to Lease Agreement
     On July 29, 2008, 849 College Avenue, Inc., a wholly-owned subsidiary of Cadence, Mr. Bushby and Elizabeth Bushby entered into a first amendment (the “Amendment”) to the Amended and Restated Residential Lease among the parties, dated as of February 21, 2007 (the “Lease”). The Amendment provides for three (3) options to extend the term of the Lease, each for a one (1) year period, which extension can only be exercised if at the time of exercise Mr. Bushby is employed as an Executive Vice President of Cadence, and for minor administrative revisions to the Lease. The Amendment was approved by the Compensation Committee.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On July 29, 2008, the Board approved amendments to Article I, Section 1.12 of the Amended and Restated Bylaws, which relate to advance notice of nominations of directors and other business. The provision was amended to, among other things, update the information required to be provided by a stockholder who submits a director nomination or other business for consideration at an annual meeting of stockholders, including (i) information regarding ownership interests, (ii) any agreement, arrangement or understanding with respect to the nomination of a director or other business between or among the stockholder and any other person, or that has the effect or intent of mitigating loss, managing risk or benefit from changes in the share price of any class of shares of Cadence, or increasing or decreasing voting power with respect to shares of Cadence (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares), and (iii) whether the stockholder intends to conduct a proxy solicitation. The amendments also specify that stockholders must abide by the advance notice provisions in the case of a special meeting of stockholders called for the purpose of electing directors.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws, as amended and effective July 29, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 1, 2008

CADENCE DESIGN SYSTEMS, INC.
By:	/s/ James J. Cowie
James J. Cowie
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws, as amended and effective July 29, 2008.